Exhibit 99.1

Contact:	Adam C. Derbyshire	G. Michael Freeman
	Executive Vice President and Chief Financial Officer	Associate Vice President, Investor Relations and Corporate Communications
	919-862-1000	919-862-1000

SALIX PHARMACEUTICALS ANNOUNCES ISSUANCE OF U. S. PATENT FOR RIFAXIMIN

Patent Covers a Method Maintaining Remission of Hepatic Encephalopathy

RALEIGH, NC, February 4, 2014 - Salix Pharmaceuticals, Ltd. (NASDAQ:SLXP) today announced that the United States Patent and Trademark Office has issued U.S. Patent No. 8,642,573 entitled “Methods of Treating Hepatic Encephalopathy.” This patent is eligible for Orange Book listing for the Company’s hepatic encephalopathy indication and provides protection until October 2029.

“We are pleased with the issuance of this patent that protects rifaximin for our hepatic encephalopathy indication,” stated Carolyn Logan, President and Chief Executive Officer, Salix. “This new issued patent expands our intellectual property protection for XIFAXAN® and provides key coverage of our XIFAXAN® (rifaximin) 550 mg tablet product. Currently, Xifaxan 550 accounts for more than 95% of our total Xifaxan business. We believe this issued patent complements and expands our intellectual property protection for Xifaxan 550, providing further specific claims related to our approved hepatic encephalopathy indication. Salix now has nine Orange Book listed patents for Xifaxan 550, with patent protection through October 2029. Our patent protection for Xifaxan 550 is comprehensive and now extends not only to the indication but also to the specific polymorphic forms in Xifaxan 550 and methods of manufacturing, as well as to the pharmaceutical composition of Xifaxan 550. We view patent protection as an essential component of our product life cycle management strategy to protect the products in our portfolio.”

Ms. Logan continued by stating, “We also have comprehensive coverage for our XIFAXAN® (rifaximin) tablets 200 mg product, which includes nine Orange Book listed patents, the latest of which expires in July 2029. The Orange Book listed patents provide protection for specific polymorphic forms in the formulation, methods of manufacturing, the pharmaceutical composition, and methods of treating traveler’s diarrhea.

“Additionally, we would like to highlight our broad patent coverage for our irritable bowel syndrome (IBS) indication that is currently in development. We currently have thirteen patents issued that are eligible for Orange Book listing for the IBS indication. Of these 13 patents five of them have method of treatment claims. The other patents contain claims to the specific polymorphic forms in Xifaxan 550, methods of manufacturing, and pharmaceutical composition claims covering Xifaxan 550.”

About XIFAXAN® (rifaximin) tablets

Indication for XIFAXAN® 550 mg

XIFAXAN 550 mg is a rifamycin antibacterial indicated for reduction in risk of overt hepatic encephalopathy (HE) recurrence in patients > 18 years of age.

Important Safety Information for XIFAXAN® 550 mg

XIFAXAN (rifaximin) 550 mg tablets are contraindicated in patients with a hypersensitivity to rifaximin, any of the rifamycin antimicrobial agents, or any of the components in XIFAXAN. Hypersensitivity reactions have included exfoliative dermatitis, angioneurotic edema, and anaphylaxis.

Clostridium difficile-associated diarrhea (CDAD) has been reported with use of nearly all antibacterial agents, including XIFAXAN, and may range in severity from mild diarrhea to fatal colitis. Treatment with antibacterial agents alters the normal flora of the colon which may lead to overgrowth of C. difficile. If CDAD is suspected or confirmed, ongoing antibiotic use not directed against C. difficile may need to be discontinued.

There is increased systemic exposure in patients with more severe hepatic dysfunction. The clinical trials were limited to patients with MELD scores < 25. Therefore, caution should be exercised when administering XIFAXAN to patients with severe hepatic impairment (Child-Pugh C).

Based on animal data, XIFAXAN may cause fetal harm. Discontinue in nursing mothers after taking into account the importance of the drug to the mother.

The most common adverse reactions occurring in ≥ 10% of patients and at a higher incidence than placebo in the clinical study were edema peripheral (15%), nausea (14%), dizziness (13%), fatigue (12%), and ascites (11%).

Xifaxan 550 mg is licensed by Alfa Wassermann S.p.A. to Salix Pharmaceuticals, Inc.

Indication for XIFAXAN® 200 mg

The treatment of patients (≥ 12 years of age) with travelers’ diarrhea (TD) caused by noninvasive strains of Escherichia coli. Do not use in patients with diarrhea complicated by fever or blood in the stool or diarrhea due to pathogens other than Escherichia coli.

Important Safety Information about XIFAXAN® 200 mg

XIFAXAN® (rifaximin) 200 mg tablets are contraindicated in patients with a hypersensitivity to rifaximin, any of the rifamycin antimicrobial agents, or any of the components in XIFAXAN. Hypersensitivity reactions have included exfoliative dermatitis, angioneurotic edema, and anaphylaxis.

XIFAXAN was not effective in diarrhea complicated by fever and/or blood in the stool or diarrhea due to pathogens other than E. coli. If diarrhea symptoms get worse or persist for more than 24-48 hours, discontinue XIFAXAN and consider alternative antibiotics

Clostridium difficile-associated diarrhea (CDAD) has been reported with use of nearly all antibacterial agents, including XIFAXAN, and may range in severity from mild diarrhea to fatal colitis. Treatment with antibacterial agents alters the normal flora of the colon which may lead to overgrowth of C. difficile. If CDAD is suspected or confirmed, ongoing antibiotic use not directed against C. difficile may need to be discontinued.

Prescribing XIFAXAN for travelers’ diarrhea in the absence of a proven or strongly suspected bacterial infection or a prophylactic indication is unlikely to provide benefit to the patient and increases the risk of the development of drug-resistant bacteria.

There is increased systemic exposure in patients with more severe hepatic dysfunction. Therefore, caution should be exercised when administering XIFAXAN to patients with severe hepatic impairment (Child-Pugh C).

Based on animal data, XIFAXAN may cause fetal harm. Discontinue in nursing mothers after taking into account the importance of the drug to the mother.

Most common adverse reactions in travelers’ diarrhea occurring in ≥ 5% of patients in clinical studies were flatulence, headache, abdominal pain, rectal tenesmus, defecation urgency and nausea.

Xifaxan is licensed by Alfa Wassermann, S.p.A. to Salix Pharmaceuticals, Inc.

Please see complete Prescribing Information.

About Salix

Salix Pharmaceuticals, Ltd., headquartered in Raleigh, North Carolina, develops and markets prescription pharmaceutical products and medical devices for the prevention and treatment of gastrointestinal diseases. Salix’s strategy is to in-license late-stage or marketed proprietary therapeutic products, complete any required development and regulatory submission of these products, and market them through the Company’s gastroenterology specialty sales and marketing team.

Salix trades on the NASDAQ Global Select Market under the ticker symbol “SLXP”.

For more information, please visit our Website at www.salix.com or contact the Company at 919-862-1000. Follow us on Twitter (@SalixPharma) and Facebook (www.facebook.com/SalixPharma). Information on our Twitter feed, Facebook page and web site is not incorporated in our SEC filings.

Please Note: The materials provided herein that are not historical facts are or might constitute forward-looking statements under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Although we believe the expectations reflected in such forward-looking statements are based on reasonable assumptions, our expectations might not be attained. Forward-looking statements involve known and unknown risks that could cause actual results to differ materially from expected results. Factors that could cause actual results to differ materially from our expectations expressed in the report include, among others: the high cost and uncertainty of the research, clinical trials and other development activities involving pharmaceutical products; the unpredictability of the duration and results of regulatory review of New Drug Applications and Investigational New Drug Applications; the uncertainty of market acceptance of our products; intense competition, including from generics in an increasingly global market; the possible impairment of, or inability to obtain intellectual property rights and the costs of obtaining such rights from third parties in an increasingly global market; general economic conditions; our need to maintain profitability; the uncertainty of obtaining, and our dependence on, third parties to manufacture and sell our products; results of ongoing and any future litigation and investigations and other risk factors detailed from time to time in our other SEC filings.

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